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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                             OF CIAO LIMITED, INC.

     The Articles of Incorporation are hereby amended and restated and supercede all previous Articles of Incorporation as follows:

     FIRST: The name of the Corporation shall be Ciao Cucina Corporation.

     SECOND: The place in Ohio where its principal office is to be located is the City of Cincinnati, Hamilton County.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 through 1701.98, inclusive, of the Ohio Revised Code, and to do all other things as may be necessary or convenient to carry out the foregoing purpose.

     FOURTH: The number of shares of stock which the said corporation is authorized to have outstanding is Ten Million One Hundred Sixteen Thousand Seven Hundred Forty (10,116,740), to be divided into four classes as follows:

     A. Ten Million (10,000,000) shares of Common Stock, no par value.

     B. Fifteen Thousand (15,000) shares of Series A Convertible Preferred Stock with a par value of One Hundred Dollars ($100) per share (the "Series A Stated Value") and the following additional terms:

          1. Designation and Amount. The Series A Convertible Preferred Stock shall consist of Fifteen Thousand (15,000) shares.

          2. Dividends. The holder of each share of the Series A Convertible Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors as provided herein from funds legally available for the payment thereof, in an amount equal to $10 per share per annum, prorated for any partial year. Such dividends shall be cumulative from the date the holder first acquires its shares of Series A Convertible Preferred Stock, whether or not earned or declared. No cash dividend shall be declared or paid on any shares of Common Stock or any other class or series of stock ranking junior to the Series A Convertible Preferred Stock (including the Series B Preferred Stock), and no shares of such stock shall be acquired by the corporation or any subsidiary for value, unless full cumulative dividends on the Series A Convertible Preferred Stock have been paid.

          3. Liquidation Preference.

               (a) General. The Series A Convertible Preferred Stock shall be preferred over the Common Stock and any other class or series of stock ranking junior to the Series A Convertible Preferred Stock (including the Series B Preferred Stock) as to distribution of assets in the event of any liquidation or dissolution or winding up of the Corporation, and in that event the holders of the Series A Convertible Preferred Stock


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shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the assets of the Corporation available for distribution to its shareholders, the Series A Stated Value, plus any accumulated but unpaid dividends, and no more, for every share of the Series A Convertible Preferred Stock held by them, before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series A Convertible Preferred Stock (including the Series B Preferred Stock) as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series A Convertible Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series A Convertible Preferred Stock (including the Series B Preferred Stock) as to distribution of assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series A Convertible Preferred Stock shall not be entitled to share therein.

               (b) Distributions Pro Rata. If upon any liquidation or dissolution or winding up of the Corporation the amounts payable on or with respect to the Series A Convertible Preferred Stock are not paid in full, the holders of shares of Series A Convertible Preferred Stock shall share pro rata in any distribution of assets in respect of the shares held by them upon such distribution in proportion to the amounts that would have been distributable to each such share if all amounts payable on or with respect to the Series A Convertible Preferred Stock had been paid in full.

               (c) Merger or Consolidation. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation.

               (d) Notice Required. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and stating the anticipated amount of any such distributable amount, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

          4. Redemption.

               (a) Mandatory Redemption. On December 31, 1999 the Corporation shall redeem any Series A Convertible Preferred Stock then outstanding at a per share price equal to the Series A Stated Value plus all accumulated and unpaid dividends, whether or not declared (the "Redemption Price").

               (b) Special Redemption. If (i) the Corporation or any Shareholder (as defined in the Stock Purchase and Shareholder Agreement referred to below) commits any material breach of its or his obligations under or there is any material inaccuracy in any of the representations of the Corporation or the Shareholder in the Stock Purchase and Shareholder Agreement dated as of March 31, 1995, among the Corporation, Blue Chip Capital Fund Limited Partnership and Carl A. Bruggemeier or the Corporation shall breach any of its obligations under its Consulting Agreement with Blue

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Chip Venture Company and, in any such case, such breach continues for thirty
(30) days after notice thereof is given by Blue Chip Capital Fund Limited Partnership to the Corporation, or (ii) the Corporation enters into a binding obligation to merge (regardless of whether the Corporation is the surviving entity) or consolidate with any entity or sell, lease, transfer, exchange or otherwise dispose of all or any substantial portion of its assets, then the Series A Convertible Preferred Stock shall be subject to immediate redemption at the Redemption Price at the election of the holders thereof exercised by notice to the Corporation. Such notice shall specify the date for redemption, which shall be not less than ten (10) nor more than thirty (30) days after delivery of such notice. If any shares of Series A Convertible Preferred Stock are redeemed prior to December 31, 1999, then, in addition to the Redemption Price, the Corporation shall also deliver to the holder of each share of Series A Convertible Preferred Stock then outstanding a warrant (in form and substance reasonably acceptable to the holder), expiring on December 31, 1999, to purchase, for each share of Series A Convertible Preferred Stock so redeemed, a number of shares of Common Stock equal to the Series A Conversion Rate (as defined in Section 5 below) in effect on the date of redemption at an exercise price equal to the then current Series A Conversion Price (as defined in Section 5 below); such number and exercise price to be subject to adjustment as provided with respect to the Series A Conversion Rate and Series A Conversion Price in Section 5 below. Such warrant shall require the consent of the warrant holder to transactions of the nature described in Section 6(b)(iii) hereof (voting as a single class together with any unredeemed Series A Convertible Preferred Stock), with the holder of each warrant entitled to a number of votes per share of Series A Convertible Preferred Stock redeemed equal to the then current Series A Conversion Rate.

               (c) Redemption at the option of the Holder.

                    (i) The Holder of any share of Series A Convertible Preferred Stock or any share of Common Stock issued upon conversion thereof may, at any time after December 31, 1999, if the Corporation is not then subject-to the reporting requirements of Section 15 of the Securities Exchange Act of 1934 and does not have a class of equity securities registered pursuant to Section 12 of such Act, by notice to the Corporation require the Corporation to redeem immediately such shares of Series A Convertible Preferred Stock at a price equal to the Redemption Price and such shares of Common Stock at a price equal to the "fair market value" thereof.

                    (ii) The "fair market value" of such Common Stock shall be determined by agreement of the Corporation and such Holder or, if they are unable to agree, by a person expert in valuing the shares of corporations who shall be selected by agreement of such Holder and the Corporation. If such Holder and the Corporation cannot agree upon the selection of such an expert, then the "fair market value" shall be determined by a person expert in valuing shares of corporations chosen by two such persons, one chosen by such Holder and one by the Corporation. The determination of the "fair market value" made pursuant to this Section 4(c) shall be made without any discount for lack of marketability or minority interest and shall be final and binding. The fees and expenses of such expert(s) shall be paid jointly by such Holder and the Corporation.

               (d) Retirement of Shares. Any shares of Series A Convertible Preferred Stock redeemed pursuant to the provisions of this Section 4 shall be retired and may not be reissued .

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               (e) Payment of Redemption Price. The redemption price shall be paid in cash, provided that if the Corporation lacks sufficient cash to pay such redemption price in full, the balance thereof may be paid, with the consent of the holder thereof, by means of a promissory note payable on demand and bearing interest at 10% per annum, secured by the shares so redeemed and containing such other terms and conditions as the Holder may reasonably require.

          5. Conversion.

               (a) General. Shares of Series A Convertible Preferred Stock may be converted at the option of the holder thereof into fully paid and nonassessable shares of Common Stock of the Corporation. Shares of Series A Convertible Preferred Stock automatically convert into fully paid and nonassessable shares of Common Stock of the Corporation contemporaneous with the closing of and receipt by the Corporation of net proceeds of not less than five million dollars ($5,000,000) from a registered public offering of shares of Common Stock of the Corporation pursuant to a Registration Statement that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 as amended and such shares were registered pursuant to Section Twelve of the Securities Exchange of 1934 as amended. Paragraph (e) of this Section 5 notwithstanding, any automatic conversion shall be effective without the need for action on the part of the holder of Series A Convertible Preferred Stock upon not less than twenty (20) days prior written notice of the proposed automatic conversion delivered to all holders of the Series A Convertible Preferred Stock. In the case of automatic conversion, the existing Series A Convertible Preferred Stock certificates shall represent the correct number of Common Shares of the Corporation as automatically converted until such time as the Corporation notifies the holders of the Series A Convertible Preferred Stock of the automatic conversion and therein requests the surrender of the Series A Convertible Preferred Stock certificates in exchange for Common Share stock certificates. All shares of Series A Convertible Preferred Stock which shall have been automatically converted into Common Shares shall be retired and may not be reissued. Shares of Series A Convertible Preferred Stock will convert into fully paid and nonassessable shares of Common Stock of the Corporation at a price (the "Series A Conversion Price") of Six Hundred Thirty-Six Dollars and Sixty-Seven Cents ($636.67) per share of Common Stock with respect to the Series A Stated Value which is equivalent to a rate (the "Series A Conversion Rate") of .157067 shares of Common Stock as now constituted for each share of Series A Convertible Preferred Stock surrendered for conversion, subject to adjustment as provided in Paragraph (b) below.

               (b) Adjustments. The Series A Conversion Price, the Series A Conversion Rate and the kind and amounts of securities and property for which the shares of Series A Convertible Preferred Stock may be converted shall be subject to adjustment from time to time as follows:

                    (i) If, at any time after December 31, 1994, the Corporation shall (a) declare or pay a dividend, or make a distribution, to all holders of its Common Stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock (other than a subdivision or combination thereof or a change in par value) any securities, the terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Convertible Preferred Stock

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thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock of the Corporation and/or other securities which he would have owned or been entitled to receive immediately following such action had such share of Series A Convertible Preferred Stock been converted immediately prior thereto. Any adjustment made pursuant to this Paragraph (b)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (ii) If, at any time after December 31, 1994, the Corporation shall issue shares of Common Stock, or securities (other than the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) convertible into shares of Common Stock or rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock or securities convertible into shares of Common Stock for a price per share of Common Stock, in the case of the issuance of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion, exchange or exercise of such convertible securities or rights, options or warrants (including all consideration paid to acquire such convertible securities or rights, options or warrants) (the "Issue Price"), less than the then current Series A Conversion Price on the date the Corporation fixed the offering, conversion, exchange or exercise price of such shares (the "Record Date"), then the Series A Conversion Price shall be adjusted by multiplying it by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number derived by dividing (x) the product of the number of shares of Common Stock to be issued upon such offering, conversion, exchange or exercise multiplied by the Issue Price, by (y) the then current Series A Conversion Price and the denominator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number of shares of Common Stock to be issued upon such offering, conversion or exchange. Such adjustment shall be made whenever such shares, convertible securities, rights, options or warrants are issued, and shall become effective immediately after the effective date of such event retroactive to the Record Date, if any, for such event. Upon any such adjustment of the Series A Conversion Price, the Series A Conversion Rate shall be adjusted accordingly.

                    (iii) If, at any time after December 31, 1994, the Corporation shall distribute to all or substantially all holders of its Common Stock either (a) evidences of indebtedness or assets (excluding cash dividends or distributions) or (b) any other securities of the Corporation or any rights, warrants, options to subscribe for, purchase or otherwise acquire securities of the Corporation in a transaction not covered by Paragraph (b)(i) above (any of which are referred to herein as "Other Securities"), then and in any such case the Corporation shall either distribute such Other Securities to the holders of the Series A Convertible Preferred Stock or reserve for the benefit of the holders of the Series A Convertible Preferred Stock such amount of such Other Securities as the holders of all Series A Convertible Preferred Stock then outstanding would have owned or been entitled to receive immediately following such action had the shares of Series A Convertible Preferred Stock been converted into shares of Common Stock immediately prior thereto. In addition, the Corporation shall either distribute to, or reserve for the benefit of, the holders of the Series A Convertible Preferred Stock any principal, interest, dividends or other property payable with respect to such Other Securities as and when such interest, dividends or other property is distributed to the holders of Common Stock. If such a reserve is made, as and when each such share of Series A Convertible Preferred Stock is converted, the holder of such share shall be entitled to

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receive from the Corporation his share of such Other Securities together with the principal, interest, dividends or other property payable with respect thereto.

                    (iv) All calculations under this Section 5 shall be made to the nearest one-tenth of a cent or to the nearest one hundred thousandth of a share, as the case may be. No adjustment in the Series A Conversion Rate shall be required unless such adjustment would result in an increase or decrease of at least one (1%) percent of the Series A Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                    (v) Whenever the terms of conversion are adjusted or Other Securities are reserved as herein provided, the Corporation shall mail or cause to be mailed a copy of a statement, verified by its independent certified public accountants, setting forth the adjusted Series A Conversion Rate and Series A Conversion Price or the nature and amount of Other Securities, as the case may be, to each person who is a registered holder of Series A Convertible Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any action taken. Following any adjustment to the Series A Conversion Rate and the Series A Conversion Price, the holders of the Series A Convertible Preferred Stock shall be entitled, by themselves or through attorneys or accountants retained by them, to inspect the books and records of the Corporation in order to verify such adjustment. Such inspection shall be at the expense of the holders of the Series A Convertible Preferred Stock unless such inspection reveals an error in the adjustment equal to five (5%) percent or more of the Series A Conversion Price, in which case the Corporation shall promptly reimburse the holders for all expenses incurred in connection therewith.

                    (vi) If at any time, as a result of an adjustment made pursuant to subparagraph (iii) above, the holders of Series A Convertible Preferred Stock shall become entitled to purchase any Other Securities, thereafter the number of such Other Securities purchasable upon conversion of the Series A Convertible Preferred Stock and the price of the Other Securities shall be subject to adjustment from time to time and in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series A Convertible Preferred Stock contained in subparagraphs (i) and (ii) above.

                    (vii) Upon the expiration of any rights, options, warrants or conversion or exchange privileges which caused an adjustment to the Series A Conversion Rate to be made, if any thereof shall not have been exercised, the Series A Conversion Rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the aggregate consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges, whether or not exercised; provided further, that no such readjustment shall have the effect of decreasing the Series A Conversion Price by an

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amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

               (c) Merger or Consolidation. In case of a merger or consolidation of the Corporation with or into another corporation, or the sale or transfer of all, or substantially all, of the property or assets of the Corporation, the holders of shares of Series A Convertible Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock or other securities and property (including cash) receivable (the "Consideration") upon such merger, consolidation or sale by a holder of the number of shares of Common Stock (whether whole or fractional) into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such a merger, consolidation or sale (all of which Consideration shall be reserved and become payable upon conversion in the same manner as for Other Securities pursuant to Paragraph (b)(iii) above and shall be adjusted as provided in Paragraph (b) above), and shall have no other conversion rights under these provisions and, in addition, the Corporation shall reserve, on a current basis as and when distributed, for payment upon conversion, in the same manner as required for Other Securities pursuant to Paragraph (b)(iii) above, any interest, dividends, other stock, securities or property distributable with respect to the Consideration, the same as if such shares of Series A Convertible Preferred Stock had been converted immediately prior to such merger, consolidation, or sale of assets; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the adjustment of the Series A Conversion Rate shall thereafter be applicable, as nearly as reasonably may be, to any of the Consideration deliverable upon conversion of Series A Convertible Preferred Stock remaining outstanding or other convertible preferred stock received in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver the Consideration, upon the exercise of the conversion right (and, to that end, shall reserve sufficient Consideration to issue, distribute and/or pay the holders of the Series A Convertible Preferred Stock; to be calculated as if all such stock were to be converted), as holders of Series A Convertible Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

               (d) Notices. If, at any time while shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash, or (ii) reclassify its Common Stock (other than through a subdivision or combination thereof or a change in par value) or become a party to any consolidation or merger or sale or transfer of all or substantially all of the assets of the Corporation, for which approval of the holders of its stock is required, then the Corporation shall cause to be mailed to registered holders of Series A Convertible Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least ten (10) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distributions or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or (y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any,

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deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Paragraph (d) or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

               (e) Exercise of Conversion Rights. Except where otherwise provided, the holder of any shares of Series A Convertible Preferred Stock may exercise its option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this Section
5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion and shall pay or cause the payment of such Other Securities or Consideration or other property as may be payable upon conversion pursuant to Paragraphs (b)(iii) or
(c) of this Section 5.

               (f) Effect of Unpaid Dividends.

                    (i) Except as otherwise provided by Paragraph (f)(ii) of this Section 5, upon any conversion of shares of Series A Convertible Preferred Stock at a time when there are dividends or distributions unpaid (whether as to the Series A Convertible Preferred Stock (including accumulated dividends thereon) or as to the Common Stock or Other Securities or other property payable with respect thereto) and as to which the dividend date or other date fixed for payment has passed, then, (i) to the fullest extent permitted by law, such unpaid dividends or distributions shall be paid by the Corporation contemporaneously with the conversion of such shares of Series A Convertible Preferred Stock and, (ii) to the extent payment of such unpaid dividends or distributions is not legally permitted, then the Series A Conversion Rate shall be further adjusted by increasing the number of shares of Common Stock or Other Securities or property issuable upon conversion to take into account the value of such unpaid dividends or other distributions in determining the amount of Common Stock or Other Securities into which the Series A Convertible Preferred Stock will be converted.

                    (ii) Upon any automatic conversion of shares of Series A Convertible Preferred Stock as provided by Paragraph (a) of this Section 5 and resulting from a public offering of shares of Common Stock of the Corporation as defined by Paragraph (a) of this Section 5 (the "Public Offering") at a time when there are dividends

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or distributions unpaid as to the Series A Convertible Preferred Stock (the
"Unpaid Dividends") and as to which the dividend date or other date fixed for payment has passed, then each holder of the Series A Convertible Preferred Stock shall receive in satisfaction of that holder's Unpaid Dividends such shares of Common Stock of the Corporation equal to the quotient of that holder's Unpaid Dividends divided by the Public Offering per share price provided that any fractional share of Common Stock otherwise due shall be converted to and distributed in cash.

               (g) Fractional Shares. No fractional shares of Common Stock shall be issued in connection with the conversion of shares of Series A Convertible Preferred Stock into Common Stock. Instead of any fractional share of Common Stock which would otherwise be issuable on conversion, the Company shall pay a cash adjustment with respect to such fractional share computed on the basis of the then current Series A Conversion Price.

               (h) Tax on Conversion. The issuance of stock certificates on conversion of shares of Series A Convertible Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof except any tax on the income or gain derived by the converting shareholders as a result of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series A Convertible Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                    (i) Securities Reserved. The Corporation shall at all times reserve and keep available out of its authorized Common Stock (and any Other Securities or Consideration or property) the full number of shares of Common Stock (and any Other Securities or Consideration or property) deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation shall not enter into any agreement or take any action which would impair or restrict its legal authority to issue such shares of Common Stock, Other Securities or Consideration or property upon conversion or to defeat in any way the right of the holders of the Series A Convertible Preferred Stock to receive such consideration upon conversion. In addition, whenever the Corporation is required to reserve any interest, dividends or other property payable upon conversion of the Series A Convertible Preferred Stock, the Corporation shall, as to cash, deposit such amounts in one or more separate accounts for the sole benefit of the holders of the Series A Convertible Preferred Stock upon conversion and, as to other property, physically segregate or otherwise set such property aside in such a manner as to protect the rights of the holders of the Series A Convertible Preferred Stock to the receipt of such property upon conversion.

               (j) Effect of Conversion. Any shares of Series A Convertible Preferred Stock converted shall be retired and may not be reissued.

          6. Voting Rights.

               (a) In addition to the class vote provided for below and any class vote required by law, holders of Series A Convertible Preferred Stock shall be

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entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, together with the holders of the Common Stock and the Series B Convertible Preferred Stock, voting as a single class, with each share of Series A Convertible Preferred Stock having a number of votes equal to the then current Series A Conversion Rate.

               (b) The Corporation shall not take any of the following actions without the prior approval of the holders of not less than a majority of the Series A Convertible Preferred Stock, voting separately as a class:

                    (i) Issue any shares of any class in the capital stock of the Corporation ranking equal or senior to the Series A Convertible Preferred Stock with respect to dividends or liquidation proceeds or securities convertible into any such class; or

                    (ii) Pay any dividend or make any distribution with respect to the Common Stock or the Series B Convertible Preferred Stock or repurchase or redeem any shares of Common Stock or the Series B Convertible Preferred Stock.

               (c) (i) If the Corporation fails for any reason (including without limitation by reason of lack of legal capacity) to redeem any shares of Series A Convertible Preferred Stock when such shares are required to be redeemed (including redemption at the election of the holders thereof) for the required Redemption Price (which includes all accumulated and unpaid dividends, whether or not declared), then until all such shares have been redeemed, the holders of all of the shares of Series A Convertible Preferred Stock voting separately as a class shall be entitled to (x) elect a number of additional directors equal to a majority of the entire Board of Directors of the Corporation, (y) set the number of directors of the Corporation, and (z) amend the Articles of Incorporation or Code of Regulations of the Corporation to amend or establish qualifications for directors, and holders of any other class of capital stocks including Common Stock, shall not be entitled to vote on such matters.

                    (ii) At such time when the right of the holders of the Series A Convertible Preferred Stock to elect the Board of Directors shall have become vested as aforesaid, the holder or holders of twenty-five (25%) percent or more of the Series A Convertible Preferred Stock shall have the right to call a special meeting or meetings of shareholders for purpose of voting on any matter described in (c)(i)(x), (y) or (z) above. Such meetings may be held at any place within or without the State of Ohio. Any holder of Series A Convertible Preferred Stock shall have access to the stock books of the Corporation for purpose of giving notice of such meeting.

          7. Amendment. Notwithstanding the foregoing, so long as any share of Series A Convertible Preferred Stock is outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner without the affirmative vote of the holders of a majority of the outstanding shares of such Class.

     C. One Thousand Seven Hundred Forty (1,740) shares of Series B Convertible Preferred Stock with a par value of Six Hundred and Ninety Dollars ($690) per share (the "Series B Stated Value") and the following additional terms:

          1. Designation and Amount. The Series B Convertible Preferred Stock shall consist of One Thousand Seven Hundred Forty (1,740) shares. The Series B

Convertible Preferred Stock shall be junior to the Series A Convertible Preferred Stock and all rights of the holders of the Series B Convertible Preferred Stock are subject to the prior rights of the holders of the Series A Convertible Preferred Stock.

          2. Dividends. The holder of each share of the Series B Convertible Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors as provided herein from funds legally available for the payment thereof, in an amount equal to $69.00 per share per annum, prorated for any partial year. Such dividends shall be cumulative from the date the holder first acquires its shares of Series B Convertible Preferred Stock, whether or not earned or declared. No cash dividend shall be declared or paid on any shares of Common Stock or any other class or series of stock ranking junior to the Series B Convertible Preferred Stock, and no shares of such stock shall be acquired by the corporation or any subsidiary for value, unless full cumulative dividends on the Series B Convertible Preferred Stock have been paid.

          3. Liquidation Preference.

               (a) General. The Series B Convertible Preferred Stock shall be preferred over the Common Stock and any other class or series of stock ranking junior to the Series B Convertible Preferred Stock as to distribution of assets in the event of any liquidation or dissolution or winding up of the Corporation, and in that event the holders of the Series B Convertible Preferred Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the prior rights of the Series A Convertible Preferred Stock out of the assets of the Corporation available for distribution to its shareholders, the Series B Stated Value, plus any accumulated but unpaid dividends, and no more, for every share of the Series B Convertible Preferred Stock held by them, before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series B Convertible Preferred Stock as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series B Convertible Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series B Convertible Preferred Stock as to distribution of assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series B Convertible Preferred Stock shall not be entitled to share therein.

               (b) Distributions Pro Rata. If upon any liquidation or dissolution or winding up of the Corporation the amounts payable on or with respect to the Series B Convertible Preferred Stock are not paid in full, the holders of shares of Series B Convertible Preferred Stock shall share pro rata in any distribution of assets in respect of the shares held by them upon such distribution in proportion to the amounts that would have been distributable to each such share if all amounts payable on or with respect to the Series B Convertible Preferred Stock had been paid in full.

               (c) Merger or Consolidation. Neither the merger or consolidation of the Corporation with another corporation nor the sale or lease of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation.

               (d) Notice Required. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and stating the anticipated amount of any such distributable amount, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series B Convertible Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

          4. Redemption.

               (a) Mandatory Redemption. On December 31, 1999, or as soon thereafter as possible, if no shares of Class A Convertible Preferred Stock are then outstanding and have not been outstanding during the preceding 90-day period, the Corporation shall redeem any Series B Convertible Preferred Stock then outstanding at a per share price equal to the Series B Stated Value plus all accumulated and unpaid dividends, whether or not declared (the "Redemption Price").

               (b) Special Redemption. If the Corporation enters into a binding obligation to merge (regardless of whether the Corporation is the surviving entity) or consolidate with any entity or sell, lease, transfer, exchange or otherwise dispose of all or any substantial portion of its assets, and no shares of Class A Convertible Preferred Stock are then outstanding, and have not been outstanding during the preceding 90-day period, then the Series B Convertible Preferred Stock shall be subject to immediate redemption at the Redemption Price at the election of the holders thereof exercised by notice to the Corporation. Such notice shall specify the date for redemption, which shall be not less than ten (10) nor more than thirty (30) days after delivery of such notice. If any shares of Series B Convertible Preferred Stock are redeemed prior to December 31, 1999, then, in addition to the Redemption Price, the Corporation shall also deliver to the holder of each share of Series B Convertible Preferred Stock then outstanding a warrant (in form and substance reasonably acceptable to the holder), expiring on December 31, 1999, to purchase, for each share of Series B Convertible Preferred Stock so redeemed, a number of shares of Common Stock equal to the Series B Conversion Rate (as defined in Section 5 below) in effect on the date of redemption at an exercise price equal to the then current Series B Conversion Price (as defined in Section 5 below); such number and exercise price to be subject to adjustment as provided with respect to the Series B Conversion Rate and Series B Conversion Price in Section 5 below. Such warrant shall require the consent of the warrant holder to transactions of the nature described in Section 6(b)(iii) hereof (voting as a single class together with any unredeemed Series B Convertible Preferred Stock), with the holder of each warrant entitled to a number of votes per share of Series B Convertible Preferred Stock redeemed equal to the then current Series B Conversion Rate.

               (c) Redemption at the Option of the Holder.

                    (i) The Holder of any share of Series B Convertible Preferred Stock or any share of Common Stock issued upon conversion thereof may, at any time after December 31, 1999, if the Corporation is not then subject to the reporting requirements of Section 15 of the Securities Exchange Act of 1934 and does not have a class of equity securities registered pursuant to Section 12 of such Act, and no shares of Class A Convertible Preferred Stock are then outstanding, and have not been outstanding during the preceding 90-day period, by notice to the Corporation require the Corporation to redeem immediately such shares of Series B Convertible Preferred Stock at a price equal to the Redemption Price and such shares of Common Stock at a price equal to the "fair market value" thereof.

                    (ii) The "fair market value" of such Common Stock shall be determined by agreement of the Corporation and such Holder or, if they are unable to agree, by a person expert in valuing the shares of corporations who shall be selected by agreement of such Holder and the Corporation. If such Holder and the Corporation cannot agree upon the selection of such an expert, then the "fair market value" shall be determined by a person expert in valuing shares of corporations chosen by two such persons, one chosen by such Holder and one by the Corporation. The determination of the "fair market value" made pursuant to this Section 4(c) shall be made without any discount for lack of marketability or minority interest and shall be final and binding. The fees and expenses of such expert(s) shall be paid jointly by such Holder and the Corporation.

               (d) Retirement of Shares. Any shares of Series B Convertible Preferred Stock redeemed pursuant to the provisions of this Section 4 shall be retired and may not be re issued.

               (e) Payment of Redemption Price. The Redemption Price shall be paid in cash, provided that if the Corporation lacks sufficient cash to pay such Redemption Price in full, the balance thereof may be paid, with the consent of the holder thereof, by means of a promissory note payable on demand and bearing interest at 10% per annum.

          5. Conversion.

               (a) General. Shares of Series B Convertible Preferred Stock may be converted at the option of the holder thereof into fully paid and nonassessable shares of Common Stock of the Corporation. Shares of Series B Convertible Preferred Stock automatically convert into fully paid and nonassessable shares of Common Stock of the Corporation contemporaneous with the closing of and receipt by the Corporation of net proceeds of not less than five million dollars ($5,000,000) from a registered public offering of shares of Common Stock of the Corporation pursuant to a Registration Statement that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 as amended and such shares were registered pursuant to Section Twelve of the Securities Exchange of 1934 as amended. Paragraph (e) of this Section 5 notwithstanding, any automatic conversion shall be effective without the need for action on the part of the holder of Series B Convertible Preferred Stock upon not less than twenty (20) days prior written notice of the proposed automatic conversion delivered to all holders of the Series B Convertible Preferred Stock. In the case of automatic conversion, the existing Series B Convertible Preferred Stock certificates shall represent the correct number of Common Shares of the Corporation as automatically converted until such time as the Corporation notifies the holders of the Series B Convertible Preferred Stock of the automatic conversion and therein requests the surrender of the Series B Convertible Preferred Stock certificates in exchange for Common Share stock certificates. All shares of Series B Convertible Preferred Stock which shall have been automatically converted into Common Shares shall be retired and may not be reissued. Shares of Series B Convertible Preferred Stock will convert into fully paid and nonassessable shares of Common Stock of the Corporation at a price (the "Series B

Conversion Price") of Six Hundred and Ninety Dollars ($690) per share of Common Stock with respect to the Series B Stated Value, which is equivalent to a rate (the "Series B Conversion Rate") of one (1) share of Common Stock as now constituted for each share of Series B Convertible Preferred Stock surrendered for conversion, subject to adjustment as provided in Paragraph (b) below.

               (b) Adjustments. The Series B Conversion Price, the Series B Conversion Rate and the kind and amounts of securities and property for which the shares of Series B Convertible Preferred Stock may be converted shall be subject to adjustment from time to time as follows:

                    (i) If, at any time after December 31, 1994, the Corporation shall (a) declare or pay a dividend, or make a distribution, to all holders of its Common Stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock (other than a subdivision or combination thereof or a change in par value) any securities, the terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series B Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock of the Corporation and/or other securities which he would have owned or been entitled to receive immediately following such action had such share of Series B Convertible Preferred Stock been converted immediately prior thereto. Any adjustment made pursuant to this Paragraph (b)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (ii) If, at any time after December 31, 1994, the Corporation shall issue shares of Common Stock (other than upon conversion of the Series A Convertible Preferred Stock), or securities (other than the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) convertible into shares of Common Stock or rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock or securities convertible into shares of Common Stock for a price per share of Common Stock, in the case of the issuance of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion, exchange or exercise of such convertible securities or rights, options or warrants (including all consideration paid to acquire such convertible securities or rights, options or warrants) (the "Issue Price"), less than the then current Series B Conversion Price on the date the Corporation fixed the offering, conversion, exchange or exercise price of such shares (the "Record Date"), then the Series B Conversion Price shall be adjusted by multiplying it by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number derived by dividing (x) the product of the number of shares of Common Stock to be issued upon such offering, conversion, exchange or exercise multiplied by the Issue Price, by (y) the then current Series B Conversion Price and the denominator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number of shares of Common Stock to be issued upon such offering, conversion or exchange. Such adjustment shall be made whenever such shares, convertible securities, rights, options or warrants are issued, and shall become effective immediately after the effective date of such event retroactive to the Record Date, if any, for such event. Upon any such adjustment of the Series B Conversion Price, the Series B Conversion Rate shall be adjusted accordingly.

                    (iii) If, at any time after December 31, 1994, the Corporation shall distribute to all or substantially all holders of its Common Stock either (a) evidences of indebtedness or assets (excluding cash dividends or distributions) or (b) any other securities of the Corporation or any rights, warrants, options to subscribe for, purchase or otherwise acquire securities of the Corporation in a transaction not covered by Paragraph (b)(i) above (any of which are referred to herein as "Other Securities"), then and in any such case the Corporation shall either distribute such Other Securities to the holders of the Series B Convertible Preferred Stock or reserve for the benefit of the holders of the Series B Convertible Preferred Stock such amount of such Other Securities as the holders of all Series B Convertible Preferred Stock then outstanding would have owned or been entitled to receive immediately following such action had the shares of Series B Convertible Preferred Stock been converted into shares of Common Stock immediately prior thereto. In addition, the Corporation shall either distribute to, or reserve for the benefit of, the holders of the Series B Convertible Preferred Stock any principal, interest, dividends or other property payable with respect to such Other Securities as and when such interest, dividends or other property is distributed to the holders of Common Stock. If such a reserve is made, as and when each such share of Series B Convertible Preferred Stock is converted, the holder of such share shall be entitled to receive from the Corporation his share of such Other Securities together with the principal, interest, dividends or other property payable with respect thereto.

                    (iv) All calculations under this Section 5 shall be made to the nearest one-tenth of a cent or to the nearest one hundred thousandth of a share, as the case may be. No adjustment in the Series B Conversion Rate shall be required unless such adjustment would result in an increase or decrease of at least one (1%) percent of the Series B Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                    (v) Whenever the terms of conversion are adjusted or Other Securities are reserved as herein provided, the Corporation shall mail or cause to be mailed a copy of a statement, verified by its independent certified public accountants, setting forth the adjusted Series B Conversion Rate and Series B Conversion Price or the nature and amount of Other Securities, as the case may be, to each person who is a registered holder of Series B Convertible Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any action taken. Following any adjustment to the Series B Conversion Rate and the Series B Conversion Price, the holders of the Series B Convertible Preferred Stock shall be entitled, by themselves or through attorneys or accountants retained by them, to inspect the books and records of the Corporation in order to verify such adjustment. Such inspection shall be at the expense of the holders of the Series B Convertible Preferred Stock unless such inspection reveals an error in the adjustment equal to five (5%) percent or more of the Series B Conversion Price, in which case the Corporation shall promptly reimburse the holders for all expenses incurred in connection therewith.

                    (vi) If at any time, as a result of an adjustment made pursuant to subparagraph (iii) above, the holders of Series B Convertible Preferred Stock shall become entitled to purchase any Other Securities, thereafter the number of such Other Securities purchasable upon conversion of the Series B Convertible Preferred Stock and the price of the Other Securities shall be subject to adjustment from time to time and in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series B Convertible Preferred Stock contained in subparagraphs (i) and (ii) above.

                    (vii) Upon the expiration of any rights, options, warrants or conversion or exchange privileges which caused an adjustment to the Series B Conversion Rate to be made, if any thereof shall not have been exercised, the Series B Conversion Rate shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise plus the aggregate consideration, if any, actually received by the Corporation for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges, whether or not exercised; provided further, that no such readjustment shall have the effect of decreasing the Series B Conversion Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

               (c) Merger or Consolidation. In case of a merger or consolidation of the Corporation with or into another corporation, or the sale or transfer of all, or substantially all, of the property or assets of the Corporation, the holders of shares of Series B Convertible Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock or other securities and property (including cash) receivable (the "Consideration") upon such merger, consolidation or sale by a holder of the number of shares of Common Stock (whether whole or fractional) into which such shares of Series B Convertible Preferred Stock might have been converted immediately prior to such a merger, consolidation or sale (all of which Consideration shall be reserved and become payable upon conversion in the same manner as for Other Securities pursuant to Paragraph (b)(iii) above and shall be adjusted as provided in Paragraph (b) above), and shall have no other conversion rights under these provisions and, in addition, the Corporation shall reserve, on a current basis as and when distributed, for payment upon conversion, in the same manner as required for Other Securities pursuant to Paragraph (b)(iii) above, any interest, dividends, other stock, securities or property distributable with respect to the Consideration, the same as if such shares of Series B Convertible Preferred Stock had been converted immediately prior to such merger, consolidation, or sale of assets; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the adjustment of the Series A Conversion Rate shall thereafter be applicable, as nearly as reasonably may be, to any of the Consideration deliverable upon conversion of Series B Convertible Preferred Stock remaining outstanding or other convertible preferred stock received in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver the Consideration, upon the exercise of the conversion right (and, to that end, shall reserve sufficient Consideration to issue, distribute and/or pay the holders of the Series B Convertible Preferred Stock; to be calculated as if all such stock were to be converted), as holders of Series B Convertible

Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

               (d) Notices. If, at any time while shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash, or (ii) reclassify its Common Stock (other than through a subdivision or combination thereof or a change in par value) or become a party to any consolidation or merger or sale or transfer of all or substantially all of the assets of the Corporation, for which approval of the holders of its stock is required, then the Corporation shall cause to be mailed to registered holders of Series B Convertible Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least ten (10) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distributions or, if a record is not to be taken, the date as of which holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or (y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Paragraph (d) or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

               (e) Exercise of Conversion Rights. Except where otherwise provided, the holder of any shares of Series B Convertible Preferred Stock may exercise its option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this Section
5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion and shall pay or cause the payment of such Other Securities or Consideration or other property as may be payable upon conversion pursuant to Paragraphs (b)(iii) or
(c) of this Section 5.

               (f) Effect of Unpaid Dividends.

                    (i) Except as otherwise provided by Paragraph (f)(ii) of this Section 5, upon any conversion of shares of Series B Convertible Preferred Stock at a time when there are dividends or distributions unpaid (whether as to the Series B Convertible Preferred Stock (including accumulated dividends thereon) or as to the Common Stock or Other Securities or other property payable with respect thereto) and as to which the dividend date or other date fixed for payment has passed, then, (i) to the fullest extent permitted by law, such unpaid dividends or distributions shall be paid by the Corporation contemporaneously with the conversion of such shares of Series B Convertible Preferred Stock and, (ii) to the extent payment of such unpaid dividends or distributions is not legally permitted, then the Series B Conversion Rate shall be further adjusted by increasing the number of shares of Common Stock or Other Securities or property issuable upon conversion to take into account the value of such unpaid dividends or other distributions in determining the amount of Common Stock or Other Securities into which the Series B Convertible Preferred Stock will be converted.

                    (ii) Upon any automatic conversion of shares of Series B Convertible Preferred Stock as provided by Paragraph (a) of this Section 5 and resulting from a public offering of shares of Common Stock of the Corporation as defined by Paragraph (a) of this Section 5 (the "Public Offering") at a time when there are dividends or distributions unpaid as to the Series B Convertible Preferred Stock (the "Unpaid Dividends") and as to which the dividend date or other date fixed for payment has passed, then each holder of the Series B Convertible Preferred Stock shall receive in satisfaction of that holder's Unpaid Dividends such shares of Common Stock of the Corporation equal to the quotient of that holder's Unpaid Dividends divided by the Public Offering per share price provided that any fractional share of Common Stock otherwise due shall be converted to and distributed in cash.

               (g) Fractional Shares. No fractional shares of Common Stock shall be issued in connection with the conversion of shares of Series B Convertible Preferred Stock into Common Stock. Instead of any fractional share of Common Stock which would otherwise be issuable on conversion, the Company shall pay a cash adjustment with respect to such fractional share computed on the basis of the then current Series B Conversion Price.

               (h) Tax on Conversion. The issuance of stock certificates on conversion of shares of Series B Convertible Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof except any tax on the income or gain derived by the converting shareholders as a result of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series B Convertible Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                    (i) Securities Reserved. The Corporation shall at all times reserve and keep available out of its authorized Common Stock (and any Other Securities or Consideration or property) the full number of shares of Common Stock (and any Other Securities or Consideration or property) deliverable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock. The Corporation shall not enter into any agreement or take any action which would impair or restrict its legal authority to issue such shares of Common Stock, Other Securities or Consideration or property upon conversion or to defeat in any way the right of the holders of the Series B Convertible Preferred Stock to receive such consideration upon conversion. In addition, whenever the Corporation is required to reserve any interest, dividends or other property payable upon conversion of the Series B Convertible Preferred Stock, the Corporation shall, as to cash, deposit such amounts in one or more separate accounts for the sole benefit of the holders of the Series B Convertible Preferred Stock upon conversion and, as to other property, physically segregate or otherwise set such property aside in such a manner as to protect the rights of the holders of the Series B Convertible Preferred Stock to the receipt of such property upon conversion.

               (j) Effect of Conversion. Any shares of Series B Convertible Preferred Stock converted shall be retired and may not be reissued.

          6. Voting Rights.

               (a) In addition to the class vote provided for below and any class vote required by law, holders of Series B Convertible Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation for their vote, waiver, release or other action, together with the holders of the Common Stock and the Series A Preferred Stock, voting as a single class, with each share of Series B Convertible Preferred Stock having a number of votes equal to the then current Series B Conversion Rate.

               (b) The Corporation shall not take any of the following actions without the prior approval of the holders of not less than a majority of the Series B Convertible Preferred Stock, voting separately as a class:

                    (i) Issue any shares of any class in the capital stock of the Corporation (other than the Series A Convertible Preferred Stock) ranking equal or senior to the Series B Convertible Preferred Stock with respect to dividends or liquidation proceeds or securities convertible into any such class; or

                    (ii) Pay any dividend or make any distribution with respect to the Common Stock or repurchase or redeem any shares of Common Stock.

               (c) (i) If the Corporation fails for any reason (including without limitation by reason of lack of legal capacity) to redeem any shares of Series B Convertible Preferred Stock when such shares are required to be redeemed (including redemption at the election of the holders thereof) for the required Redemption Price (which includes all accumulated and unpaid dividends, whether or not declared), then until all such shares have been redeemed, the holders of all of the shares of Series B Convertible Preferred Stock voting separately as a class shall be entitled to (x) elect a number of additional directors equal to a majority of the entire Board of Directors of the Corporation, (y) set the number of directors of the Corporation, and (z) amend the Articles of Incorporation or Code of Regulations of the Corporation to amend or establish qualifications for directors, and holders of any other class of capital stocks including Common Stock, shall not be entitled to vote on such matters.

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               (ii) At such time when the right of the holders of the Series B
Convertible Preferred Stock to elect the Board of Directors shall have become vested as aforesaid, the holder or holders of twenty-five (25%) percent or more of the Series B Convertible Preferred Stock shall have the right to call a special meeting or meetings of shareholders for purpose of voting on any matter described in (c)(i)(x), (y) or (z) above. Such meetings may be held at any place within or without the State of Ohio. Any holder of Series B Convertible Preferred Stock shall have access to the stock books of the Corporation for purpose of giving notice of such meeting.

          7. Amendment. Notwithstanding the foregoing, so long as any share of Series B Convertible Preferred Stock is outstanding, the Articles of Incorporation of the Corporation shall not be amended in any manner without the affirmative vote of the holders of a majority of the outstanding shares of such Class.

     D. One Hundred Thousand (100,000) shares of Undesignated Preferred Stock with no par value per share and the following additional terms:

          1. Except as otherwise provided by this Article Fourth or by the amendment or amendments providing for the issue of any series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth, the Preferred Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate, including all shares of any and all series thereof theretofore issued, the One Hundred Thousand (100,000) shares of Preferred Stock hereinabove authorized, as Preferred Stock of one or more series, as hereinafter provided, and for such lawful consideration as shall be fixed from time to time by the Board of Directors. All shares of any one series of Preferred Stock shall be alike in every particular, each series thereof shall be distinctively designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of D.2. of this Article Fourth.

          2. Authority is hereby expressly granted to the Board of Directors from time to time to adopt amendments to these Restated and Amended Articles providing for the issue in one or more series of any unissued or treasury shares of the Preferred Stock, and to fix by the amendment creating each such series of the Preferred Stock, the designation and number of shares, voting rights, dividend rate or rates, dividend payment date or dates, redemption rights and price, sinking fund requirements, conversion or exchange rights and restrictions on issuance of shares of such series, to the fullest extent now or hereafter permitted by the laws of the State of Ohio and notwithstanding the provisions of any other Article of these Restated and Amended Articles of the Corporation, in respect of the matters set forth in the following subdivisions
(a) to (i), inclusive:

               (a) The designation and number of shares of such series;

               (b) Voting rights (to the fullest extent now or hereafter permitted by the laws of the State of Ohio);

               (c) The dividend rate or rates of such series (which may be an adjustable or variable rate and which may be cumulative);

               (d) The dividend payment date or dates of such series;

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




               (e) The price or prices at which shares of such series may be redeemed;

               (f) The amount of the sinking fund, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application;

               (g) The liquidation price or prices of such series;

               (h) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments, if any, of the price or rate at which such conversion or exchange may be made; and,

                    (i) Whether or not the issue of any additional shares of such series or any future series in addition to such series shall be subject to any restrictions and, if so, the nature of such restrictions.

Any of the voting rights, dividend rate or rates, dividend payment date or dates, redemption rights and price, sinking fund requirements, conversion rights and restrictions on issuance of shares of any such series of Preferred Stock may, to the fullest extent now or hereafter permitted by the laws of the State of Ohio, be made dependent upon facts ascertainable outside these Restated and Amended Articles or outside the amendment or amendments providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth. If the then-applicable laws of the State of Ohio do not permit the Board of Directors to fix, by the amendment creating a series of Preferred Stock, the voting rights of shares of such series, each holder of a share of such series of Preferred Stock shall be entitled to one (1) vote for each share of Preferred Stock of such series held by such holder.

          3. Before any dividends shall be declared or paid upon or set apart for, or distribution made on, the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of Preferred Stock of any series or for the purchase of the Common Stock, the holders of Preferred Stock of each series shall be entitled to receive, if and when declared by the Board of Directors, dividends at the rate or rates fixed for such series in accordance with the provisions of this Article Fourth, and no more, from the dividend payment date of, or next preceding the date of, issue thereof, payable on the payment date or dates fixed from time to time by the Board of Directors.

          4. Upon at least thirty (30) days previous notice given by mail to record holders of Preferred Stock to be redeemed at their respective addresses as they appear on the books of the Corporation and by publication in a newspaper of general circulation in the City of Cincinnati, Ohio, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, the Corporation, at its election, by action of its Board of Directors may redeem the whole of the Preferred Stock or any series thereof or any part of any series thereof by lot or pro rata, at any time or from time to time and at the prices fixed for the redemption of such shares in accordance with the provisions of this Article Fourth (the price so fixed for any series being herein called the redemption price of such series). If the Corporation shall determine to redeem by lot less than all the shares of any series of Preferred Stock, the selection by lot of the shares

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



of such series so to be redeemed shall be conducted by an independent bank or trust company. From and after the date fixed in such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to such notice, or, if the Corporation shall so elect, from and after a date, which shall be prior to the date fixed as the date of redemption, on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof in trust for the account of the holders of the Preferred Stock called for redemption with a bank or trust company doing business in the City of Cincinnati, Ohio, and having capital and surplus of at least Fifty Million Dollars ($50,000,000), pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the Preferred Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price upon presentation and surrender of the respective certificates for the Preferred Stock called for redemption, shall cease and determine. The Corporation may, from time to time, purchase the whole of the Preferred Stock or any series thereof, or any part of any series thereof, upon the best terms reasonably obtainable. Preferred Stock of any series redeemed or purchased may in the discretion of the Board of Directors be reissued, at any time or from time to time, as stock of the same or of a different series, or may be canceled and not reissued.

          5. After full dividends as aforesaid upon the Preferred Stock of all series then outstanding shall have been paid for all past dividend periods, and after or concurrently with making payment of or provision for full dividends on the Preferred Stock of all series then outstanding for the current dividend period, then and not otherwise dividends may be declared upon the Common Stock at such rate as the Board of Directors may determine and no holders of shares of any series of the Preferred Stock, as such, shall be entitled to share therein.

          6. If upon any dissolution, liquidation or winding up of the Corporation or reduction of its capital stock, the assets so to be distributed among the holders of the Preferred Stock pursuant to the provisions of this Article Fourth or of the amendment or amendments providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled as aforesaid. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of the Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation and the remaining assets to be distributed, if any, shall be distributed to the holders of the Common Stock.

          7. The term "accrued dividends", whenever used herein with respect to the Preferred Stock of any series, shall be deemed to mean that amount which would have been paid as dividends on the Preferred Stock of such series to date had full dividends been paid thereon at the rate fixed for such series in accordance with the provisions of this Article Fourth, less in each case the amount of all dividends paid upon the shares of such series and the dividends deemed to have been paid as provided in D.2. of this Article Fourth.

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



     FIFTH: No holders of shares of the Corporation shall have any preemptive rights to subscribe for or to purchase any shares of the Corporation of any class whether now or hereafter authorized.

     SIXTH: To the extent permitted by law, the Corporation may, from time to time, pursuant to authorization of the board of directors and without any action by the shareholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, script, warrants, obligations, evidence of indebtedness, or other securities of the Corporation (or any other corporation) in such manner, upon such terms and in such amounts as the board of directors may determine.

     SEVENTH: No transaction between the Corporation and any other corporation shall in any way be affected or invalidated by the fact that any director of the Corporation has an interest in such other Corporation, including being a director or officer of such other corporation, provided that the fact that the interest exists shall be disclosed or shall have been known to the board of directors, or a majority thereof; and any director of the Corporation has such an interest may be counted in determining the existence of a quorum at any meeting of the board of directors of the Corporation which shall authorize such transactions, and may vote thereat to authorize such transaction, with like force and effect as if he were not so interested.

     EIGHTH: No holder of shares of the Corporation shall have any right to cumulate votes in the election of directors of the Corporation or in voting upon any other matter permitted to be voted upon.

     NINTH: Any amendment hereto, including any that could be adopted by the board of directors of this Corporation, may be adopted at a meeting of shareholders held for such purpose by the affirmative vote of the holders of shares entitled under these articles to exercise the majority of the voting power of the Corporation on such proposal.

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